UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 22, 2007

Specialty Underwriters' Alliance, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50891	20-0432760
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

222 South Riverside Plaza, Chicago, Illinois		60606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 782-4672

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 22, 2007, Specialty Underwriters’ Alliance, Inc. (the "Company") entered into a new partner agent contract (the "Partner Agent Agreement") with Flying Eagle Insurance Services, Inc. ("Flying Eagle") to provide general liability to artisan and general contractors and roofers in the western region.

Pursuant to the terms of the Partner Agent Agreement, the Company has appointed Flying Eagle as its exclusive partner agent for the next five years with respect to the type of insurance described in the preceding paragraph. Generally, Flying Eagle may only offer other companies’ products if the Company declines to offer coverage to a prospective insured. The Company has no obligation to accept business that does not meet its guidelines. Flying Eagle will have the right to terminate its relationship with the Company on 180 days’ notice, and the Company has the right to terminate its relationship with Flying Eagle for material breach of the Partner Agent Agreement, insolvency, or failure to maintain appropriate licenses. The Company also may terminate Flying Eagle if it is acquired by a third party, but cannot restrict the acquisition of Flying Eagle. In addition, the Company can terminate its relationship with Flying Eagle if Flying Eagle does not meet certain profitability and production guidelines under the Partner Agent Agreement. Upon termination, at Company’s discretion, Flying Eagle must service its existing business until it is terminated. At such point, Flying Eagle is allowed to place such business with other insurers. In the event, in the first five years of the Partner Agent Agreement, that the program and contract are terminated, for any reason, the Company will perform a final calculation to project future payout loss patterns and make a final payment of the outstanding profit commissions. If, after five years, the Partner Agent Agreement is terminated, for any reason, the profit sharing calculations will be performed annually until all payout periods and earned profit sharing periods are satisfied.

Under a separate agreement (the "Purchase Agreement"), Flying Eagle will purchase shares of the Company’s non-voting Class B common stock (the "Class B Shares"). The Class B Shares will become exchangeable, one-for-one with the Company’s common stock, five years after the effective date of the Partner Agent Agreement, as long as the Partner Agent Agreement is still in force. These Class B Shares will be subject to substantial restrictions on transferability during such period. If the Partner Agent Agreement is terminated prior to five years after the effective date of the Partner Agent Agreement, the Company may repurchase at the lower of cost or fair market value Flying Eagle’s Class B Shares. If the Partner Agent Agreement is terminated after five years, the Company may repurchase Flying Eagle’s Class B Shares at fair market value. After five years, Flying Eagle will be required to hold Class B Shares worth at least 50% of its aggregate investment commitment in the Company’s Class B Shares.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, Flying Eagle will purchase $1 million of the Company’s Class B Shares. The aggregate purchase price will be paid in installments over a maximum of 24 months from the date of the Purchase Agreement, with the number of Class B Shares to be delivered at each installment determined by the market price of the Company’s common stock as of the date of payment. The sale of the Class B Shares pursuant to the Purchase Agreement was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the "Act") under Section 4(2) of the Act.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits:

Exhibit No. Description

99.1 Press Release dated March 26, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Specialty Underwriters' Alliance, Inc.

March 27, 2007	By:	/s/ Courtney C. Smith

Name: Courtney C. Smith
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 26, 2007